UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
☒	Definitive Additional Materials

Entergy Texas, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT MATERIALS. YOU ARE NOT REQUIRED TO RESPOND OR TAKE ANY OTHER ACTION.

ENTERGY TEXAS, INC.

Entergy Texas is providing this notice to you because you hold shares of its 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) or shares of its 5.10% Series B Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share). Entergy Texas has released materials for your information regarding the election of four (4) directors. This notice provides instructions on how you can access Entergy Texas's Information Statement (the "Information Statement"). The Information Statement contains important information and we encourage you to review it. You may view the Information Statement online at www.materialnotice.com and easily request a paper or e-mail copy of it (see reverse side).

See the reverse side of this Notice for instructions on how to access materials.

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